                                    EXHIBIT B

                           EQUITY COMMITMENT AGREEMENT

         EQUITY COMMITMENT AGREEMENT, dated as of March 3, 1999, among El Paso Power Holding Company, a Delaware corporation ("El Paso") and CalEnergy Company, Inc., a Delaware corporation ("CalEnergy").

                                    RECITALS

         WHEREAS, an Equity Commitment Agreement ("Initial Commitment Agreement") dated as of October 13, 1998 was entered into among CalEnergy, Salton Sea Brine Processing L.P., a California limited partnership ("SSBP"), Salton Sea Power Generation L.P., a California limited partnership ("SSPG"), Fish Lake Power Company, a Delaware corporation ("Fish Lake"), Salton Sea Power L.L.C., a Delaware limited liability company ("Power LLC" and, collectively with SSBP, SSPG and Fish Lake, the "Salton Sea Guarantors"), Vulcan Power Company, a Nevada corporation ("VPC"), CalEnergy Operating Corporation, a Delaware corporation ("CEOC"), BN Geothermal, Inc., a Nevada corporation ("BN Geothermal"), San Felipe Energy Company, a California corporation ("San Felipe"), Conejo Energy Company, a California corporation ("Conejo"), Niguel Energy Company, a California corporation ("Niguel"), Vulcan/BN Geothermal Power Company, a Nevada general partnership ("Vulcan"), Del Ranch, L.P., a California limited partnership ("Del Ranch"), Elmore, L.P., a California limited partnership ("Elmore"), Leathers, L.P., a California limited partnership ("Leathers"), and CE Turbo LLC, a Delaware limited liability company ("Turbo LLC" and, collectively with VPC, CEOC, BN Geothermal, San Felipe, Conejo, Niguel, Vulcan, Del Ranch, Elmore and Leathers, the "Partnership Guarantors"), Salton Sea Royalty Company, a Delaware corporation (the "Royalty Guarantor" and, collectively with the Salton Sea Guarantors and the Partnership Guarantors, the "Guarantors"), CalEnergy Minerals LLC, a Delaware limited liability company ("Minerals LLC"), Chase Manhattan Bank and Trust Company, National Association, in its capacity as collateral agent (together with its successors and permitted assigns in such capacity, the "Collateral Agent") for the Secured Parties pursuant to the Intercreditor Agreement (as defined in the Indenture referred to below), and Chase Manhattan Bank and Trust Company, National Association, in its capacity as depositary agent (together with its successors and permitted assigns in such capacity, the "Depositary Agent") for the Secured Parties pursuant to the Depositary Agreement (as defined in the Indenture referred to below).

         WHEREAS, the Funding Corporation was formed for the sole purpose of issuing its bonds, debentures, promissory notes or other evidences of indebtedness under the Trust Indenture dated as of July 21, 1995 (the "Original Indenture") (as amended and supplemented by the First Supplemental Indenture dated as of October 18, 1995, the Second Supplemental Indenture dated as of June 20, 1996 (the "Second Supplemental Indenture"), the Third Supplemental Indenture dated as of July 29, 1996 and the Fourth Supplemental Indenture dated as of October 13, 1998 (the "Fourth Supplemental Indenture"), and the Fifth Supplemental Indenture dated as of February 16, 1999 (the "Fifth Supplemental Indenture"), and as further amended, supplemented or otherwise modified from time to time, the "Indenture"), between the Funding Corporation and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee");

         WHEREAS, the Funding Corporation has issued $285,000,000 of its 7.475% Senior Secured Series F Bonds Due 2018 (the "Series F Securities") pursuant to the Fourth Supplemental Indenture;

         WHEREAS, the Funding Corporation will use the net proceeds of the Series F Securities to (i) make a loan to the Salton Sea Guarantors pursuant to the Salton Sea Credit Agreement (the "Salton Sea Project Loan") and (ii) make a loan to the Partnership Guarantors pursuant to the Partnership Credit Agreement (the "Partnership Project Loan");

         WHEREAS, the Salton Sea Guarantors will use the proceeds of the Salton Sea Project Loan to pay costs associated with the development, construction, start-up and operation and maintenance during start-up of Salton Sea Unit V;

         WHEREAS, the Partnership Guarantors will use the proceeds of the Partnership Project Loan to pay (i) costs associated with the development, construction, start-up and operation and maintenance during start-up of the Zinc Project and the Region 2/Turbo Project and (ii) costs associated with the making of Permitted Capital Expenditures to the Partnership Projects and the Salton Sea Projects;

         WHEREAS, as a condition to the Secured Parties entering into the Financing Documents and the purchase by the Holders of the Series F Securities, CalEnergy previously agreed to execute and deliver the Initial Commitment Agreement in favor of the Guarantors and the Collateral Agent;

         WHEREAS, El Paso is acquiring an indirect 50% interest in certain of the Guarantors pursuant to that Certain Purchase Agreement (the "Purchase Agreement") between El Paso and CalEnergy dated as of February 21, 1999.


                                    AGREEMENT

         NOW THEREFORE, in consideration of CalEnergy entering into the Purchase Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows as follows:

         Section 1. Definitions. Unless otherwise defined herein, terms defined in the Initial Commitment Agreement (including the defined terms incorporated therein from Depositary Agreement or the Indenture) shall have such defined meanings when used herein.

         Section 2. Equity Contributions.

         (a) Salton Sea Unit V Equity Contributions. El Paso shall contribute or cause to be contributed to Power LLC from time to time until Final Completion of Salton Sea Unit V, for the benefit of the Secured Parties, not later than one
(1) business day prior to the date specified in the Construction Requisition attached to the Equity Requisition Certificate delivered by Power LLC to CalEnergy with copies redelivered by CalEnergy to El Paso pursuant to the Initial Commitment Agreement, in an amount equal to one half of the amount of such Construction Requisition; provided, however, the aggregate amount of such Equity Contribution together with the amount of all previous Equity Contributions made by El Paso pursuant to this Section 2(a) shall not exceed one-half of the Unit V Construction Amount.

         (b) Region 2/Turbo Equity Contributions. El Paso shall contribute or cause to be contributed to Turbo LLC, Vulcan or Del Ranch from time to time until Final Completion of the Region 2/Turbo Project, for the benefit of the Secured Parties not later than one (1) business day prior to the date specified in the Construction Requisition attached to the Equity Requisition Certificate delivered by Turbo LLC, Vulcan, Del Ranch, as the case may be, to CalEnergy with copies redelivered by CalEnergy to El Paso pursuant to the Initial Commitment Agreement, in an amount equal to one half of the amount of such Construction Requisition;

provided, however, the aggregate amount of such Equity Contribution together with the amount of all previous Equity Contributions made pursuant to this
Section 2(b) shall not exceed one-half of the Region 2/Turbo Construction
Amount.

         (c) Capital Expenditure Contributions. El Paso shall contribute or cause to contributed to any Guarantor from time to time, for the benefit of the Secured Parties not later than one (1) business day prior to the date specified in the Capital Expenditure Requisition attached to the Equity Requisition Certificate delivered by such Guarantor to CalEnergy with copies redelivered by CalEnergy to El Paso pursuant to the Initial Commitment Agreement, in an amount equal to one half of the amount of such Construction Requisition; provided, however, the aggregate amount of such Equity Contribution together with the amount of all previous Equity Contributions made by El Paso pursuant to this
Section 2(c) shall not exceed one-half of the Capital Expenditure Construction Amount.

         (d) Additional Equity Amount. El Paso shall contribute or cause to contributed to the Guarantors from time to time, for the benefit of the Secured Parties not later than one (1) business day prior to the date, an Equity Contribution in the amount of any payment of Construction Debt Service; provided, however, that the aggregate amount of such Equity Contribution, together with the amount of all previous Equity Contributions made by El Paso pursuant to this Section 2(d), shall not exceed one-half of the Additional Equity Amount.

         (e) Contributions. Unless the parties otherwise agree, the Equity Contributions made by El Paso under this Equity Commitment Agreement and the Equity Contributions (as defined in the Initial Commitment Agreement) made by CalEnergy under the Initial Commitment Agreement shall be treated as subordinated loans (to the extent permitted and in accordance with the financing documents to which CE Generation is a party) to CE Generation and to its applicable subsidiaries, it being the intent of the parties that (1) CalEnergy and El Paso will each make half of the payments contemplated by the Initial Commitment Agreement with respect to Equity Contributions for Salton Sea Unit 5, the Region 2/Turbo Project and the Capital Expenditures and the Construction Debt Service applicable to such foregoing projects and (2) that such payments be treated as equity contributions. If CalEnergy has prefunded such Equity Contributions, El Paso agrees that one-half of the Capital Expenditure Structure Amount and Additional Equity Amount shall be released directly to CalEnergy prior to Closing.

         3. Transfer of Equity Commitment Obligations. Other than successors to El Paso by merger or otherwise by operation of law, El Paso shall not transfer any portion of its obligations under this Agreement.

         4. Obligations Unconditional; Waivers. (a) The obligations of El Paso under Section 2 shall be absolute, unconditional and irrevocable under any and all circumstances, and shall be performed by El Paso regardless of, and to the fullest extent permitted by applicable law:

                  (i) the existence of any indebtedness owing by CalEnergy, the Guarantors or any Affiliate thereof to El Paso or of any setoff, abatement, counterclaim, recoupment, defense or other right or claim which El Paso may have against the Guarantors, any Affiliate thereof or any other Person;

                  (ii) the occurrence of a Bankruptcy Event of the Guarantors, any Affiliate thereof or any other Person or the pendency against the Guarantors, any Affiliate thereof or any other Person of any case, suit or proceeding under the Federal Bankruptcy Code;

                  (iii) the invalidity, irregularity or unenforceability of or any change in or amendment to any Transaction Document;

                  (iv) the institution or absence of any action to enforce any Transaction Document or the waiver or consent by El Paso or any Secured Party with respect to the provisions thereof, the obtaining of any judgment against the Guarantors or any Affiliate thereof, or any action to enforce such judgment, or the inability to recover from the Guarantors or any Affiliate thereof because of any statute of limitations, laches or otherwise; or

                  (v) the failure to complete (except as provided in the definition of Final Completion) or the destruction of any New Project or any Permitted Capital Expenditures or any other circumstance which might otherwise constitute a legal or equitable discharge of or a defense to El Paso's undertakings hereunder; or

                  (vi) any other circumstances whatsoever which might otherwise constitute an excuse for nonperformance of the obligations of El Paso under Section 2, whether similar or dissimilar to any of the circumstances herein specified.

         (b) The obligation of El Paso to make or cause to be made an Equity Contribution as provided in Section 2 (as such obligation may be reduced pursuant to a transfer made in accordance with Section 3) shall not be affected by (to the fullest extent permitted by applicable law) any abatement, reduction, limitation, impairment, termination, setoff, defense, counterclaim or recoupment whatsoever or any right to any thereof, and shall not be released, discharged or in any way affected by any reorganization, arrangement, compromise or plan affecting the Guarantors or any Affiliate thereof.

         (c) In respect of the Equity Contributions to be made or caused to be made by El Paso as provided in Section 2, El Paso hereby unconditionally (to the fullest extent permitted by applicable law):

                  (i) waives notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults by the Guarantors or any Affiliate thereof in the payment of any amounts due, diligence, protest, presentment, filing of claims with a court in connection with a Bankruptcy Event of the Guarantors or any Affiliate thereof, any right to require a proceeding first against the Guarantors or any Affiliate thereof or that the Guarantors or any Affiliate thereof be joined in any bankruptcy or similar proceeding, any marshalling of assets of the Guarantors or any Affiliate thereof, the Guarantors' or any Affiliate thereof providing security for the Financing Documents or any notice of default with respect thereto, or any other act or omission or thing or delay to do any other act or thing which might in any manner or to any extent vary the risk of El Paso or which might otherwise operate as a discharge to El Paso;

                  (ii) agrees that this Agreement shall remain in full force and effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of any of the Transaction Documents;

                  (iii) agrees that no failure or delay on the part of the Guarantors, any Secured Party or any other Person in exercising any right, power or privilege hereunder or under any other Transaction Document and no course of dealing between El Paso on the one hand, and the Guarantors, any Affiliate thereof or any Secured Party, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder;

                  (iv) agrees that the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which the Guarantors, any Affiliate thereof or any Secured Party would otherwise have; and

                  (v) agrees that this Agreement shall be discharged only by complete performance and payment in full of the obligations contained herein and that El Paso shall have no right to withhold or set-off against any payments due for any reason.

         5. Representations and Warranties: El Paso hereby represents and warrants that:

         (a) it is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and it is duly qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified;

         (b) it has all necessary power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder, and its execution, delivery and performance of this Agreement have been duly authorized by all necessary action on its part and do not require any approval or consent of any holder (or any trustee for or agent of any holder) of any indebtedness or other obligation of it or any other person or entity, other than approvals or consents which have previously been obtained and which are in full force and effect;

         (c) it has duly executed and delivered this Agreement and this Agreement constitutes the valid and binding obligation of it enforceable against it in accordance with its terms, except as enforceability may be limited by general equitable principals and applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally;

         (d) the execution and delivery by it and the performance by it of its obligations hereunder do not (i) conflict with its certificate of incorporation or bylaws, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other material instrument to which it is a party or by which it or any of its material properties or assets is bound, or (iii) conflict with any applicable Laws, or any order, writ, injunction or decree of any court or Governmental Authority binding on it or its material properties or assets;

         (e) no Governmental Approvals or other consents or approvals are required in connection with the execution, delivery and performance by it of this Agreement;

         (f) it is in compliance with all applicable Laws except to the extent that the failure to comply therewith could not materially adversely affect its ability to perform its obligations under this Agreement; and

         (g) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best of its knowledge, threatened against it or any of its properties, rights, revenues or assets which could reasonably be expected to materially adversely affect its ability to perform its obligations under this Agreement.

         6. Expenses. The Guarantors hereby agree to pay all costs, including reasonable attorneys' fees, incurred with respect to the enforcement of the provisions of this Agreement against El Paso, which enforcement costs, regardless of when incurred, shall be payable on the earlier of (a) the date on which a final judgment shall be obtained against El Paso with respect to this Agreement and any and all appeal periods shall have expired and (b) the date on which El Paso and the Collateral Agent shall have otherwise resolved (including by way of settlement) any dispute with respect to the enforcement of this Agreement against El Paso.

         7. Notices. All notices, requests and other communications provided for hereunder shall be in writing and, except as otherwise required by the provisions of this Agreement, shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by overnight delivery, telecopy, telegram or telex, addressed to the parties as follows:

CalEnergy:        CalEnergy Company, Inc.
                  302 South 36th Street
                  Suite 400
                  Omaha, Nebraska  68131
                  Attention:        Chief Financial Officer

                  Telephone:        (402) 341-4500
                  Fax:              (402) 231-1678

                  and a copy to:

                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, New York 10022
                  Attention:        Peter J. Hanlon, Esq.
                  Telephone:        212-728-8000
                  Fax:              212-728-8111

El Paso:          El Paso Power Holding Company
                  350 Indiana Street
                  Suite 300
                  Golden, CO 80401
                  Attention:        President
                  Telephone:        (303) 215-5450
                  Fax:              (303) 278-3400

                  and a copy to:

                  El Paso Energy Corp.
                  1001 Louisiana
                  Houston, TX 77002
                  Attention:        Gregory W. Jones, Esq.
                  Telephone:        (713) 420-4431
                  Fax:              (713) 420-4943

                  and a copy to:

                  King & Spalding
                  1185 Avenue of the Americas
                  New York, New York 10036
                  Attention:        Stephen M. Wiseman, Esq.
                  Telephone:        (212) 556-2100
                  Fax:              (212) 556-2222

         8. Amendments. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by El Paso therefrom, shall in any event be effective without the prior written consent of CalEnergy. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9. Successors and Assigns. This Agreement shall be binding upon El Paso and its successors and permitted assigns and shall inure to the benefit of CalEnergy and its respective successors and assigns. Other than successors to El Paso by merger or otherwise by operation of law, El Paso may not assign or otherwise transfer any of its rights or obligations under this Agreement without the written consent of CalEnergy.

         10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         11. Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         12. Severability. In case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         13. Governing Law. This Agreement shall be governed by the laws of the State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law.

         14. Consent to Jurisdiction. Any legal action or proceeding by or against El Paso with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the

Southern District of New York. By execution and delivery of this Agreement, El Paso accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement and irrevocably consents to the appointment of CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its agent to receive service of process in New York, New York. If for any reason such agent shall cease to be available to act as such, El Paso agrees to appoint a new agent satisfactory to CalEnergy on the terms and for the purposes of this provision. Nothing herein shall affect the right to serve process in any other manner permitted by law or any right to bring legal action or proceedings in any other competent jurisdiction. El Paso hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Agreement or any other Transaction Document brought before the foregoing courts on the basis of forum non-conveniens or improper venue.

         15. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE OTHER PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT TO ENTER INTO THIS AGREEMENT.

         16. Entire Agreement. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

         17. Third Party Beneficiaries. Nothing herein contained shall confer any right upon any Person other than the parties hereto.

         18. Limitation of Liability. Notwithstanding anything else in this Agreement, El Paso's liability in respect of this Agreement is limited to $25.85 million. Neither El Paso nor any shareholder, officer, employee, controlling Person, executive, director, agent or Affiliate of El Paso (hereinafter referred to as "operatives") shall be liable for payments or other obligations due by CalEnergy, the

Funding Corporation or any of the Guarantors under the Securities, the Indenture, the Guarantees or the other Financing Documents and, except for the obligations of El Paso under this Agreement, the obligations of El Paso and its operatives under this Agreement and the other Financing Documents shall be limited to the extent of each party's right, title and interest in, to and under any collateral pledged by El Paso or such operatives under this Agreement or the other Financing Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

--------------------------------------- ----------------------------------------
EL PASO POWER HOLDING COMPANY           CALENERGY COMPANY, INC.


By:   /s/ Larry Kellerman               By:   /s/ Steven A. McArthur
   ------------------------------          ------------------------------
   Name:  Larry Kellerman                  Name:  Steven A. McArthur
   Title: President                        Title: Executive Vice President

--------------------------------------- ----------------------------------------
--------------------------------------- ----------------------------------------

         By signing below, the entities set forth below agree that Equity Contributions made by El Paso pursuant to this Agreement shall each constitute an Equity Contribution (as defined in the Initial Commitment Agreement) that CalEnergy has caused to be contributed in fulfillment of its obligations pursuant to the Initial Commitment Agreement. Subject to the foregoing, CalEnergy agrees that (i) this Agreement does not relieve CalEnergy of any of its obligations under the Initial Commitment Agreement to the extent El Paso breaches its obligations hereunder and (ii) CalEnergy remains responsible under the Initial Commitment Agreement to the extent that El Paso breaches its obligations hereunder or fails to make any Equity Contributions required hereunder.

SALTON SEA POWER GENERATION L.P.         SALTON SEA POWER L.L.C.

By: SALTON SEA POWER COMPANY,            By: CE SALTON SEA INC.,
    As its general partner                   as its manager

By:  /s/  Steven A. McArthur             By:   /s/ Steven A. McArthur
   ----------------------------------       ----------------------------------
   Name:  Steven A. McArthur                Name:  Steven A. McArthur
   Title: Executive Vice President          Title: Executive Vice President

SALTON SEA BRINE PROCESSING L.P.         VULCAN POWER COMPANY

By: SALTON SEA POWER COMPANY,            By:   /s/ Steven A. McArthur
    as its general partner                  ----------------------------------
                                            Name:  Steven A. McArthur
                                            Title: Executive Vice President
By:   /s/ Steven A. McArthur
   ----------------------------------
   Name:  Steven A. McArthur
   Title: Executive Vice President

FISH LAKE POWER LLC                      CALENERGY OPERATING CORPORATION

By:   /s/ Steven A. McArthur             By:   /s/ Steven A. McArthur
   ----------------------------------       ----------------------------------
   Name:  Steven A. McArthur                Name:  Steven A. McArthur
   Title: Executive Vice President          Title: Executive Vice President


VPC GEOTHERMAL LLC

By:   /s/ Steven A. McArthur
   ----------------------------------
   Name:  Steven A. McArthur
   Title: Executive Vice President


VULCAN/BN GEOTHERMAL POWER COMPANY       SAN FELIPE ENERGY COMPANY

By: VULCAN POWER COMPANY,                By:   /s/ Steven A. McArthur
    as its general partner                  ----------------------------------
                                            Name:  Steven A. McArthur
                                            Title: Executive Vice President
By:   /s/ Steven A. McArthur
   ----------------------------------
   Name:  Steven A. McArthur
   Title: Executive Vice President


LEATHERS, L.P.                           CONEJO ENERGY COMPANY

By:   /s/ Steven A. McArthur             By:   /s/ Steven A. McArthur
   ----------------------------------       ----------------------------------
   Name:  Steven A. McArthur                Name:  Steven A. McArthur
   Title: Executive Vice President          Title: Executive Vice President

DEL RANCH, L.P.                          ELMORE, L.P.

By: CALENERGY OPERATION CORPORATION,     By: CALENERGY OPERATION CORPORATION,
    as its general partner                   as its general partner

By:   /s/ Steven A. McArthur             By:   /s/ Steven A. McArthur
   ----------------------------------       ----------------------------------
   Name:  Steven A. McArthur                Name:  Steven A. McArthur
   Title: Executive Vice President          Title: Executive Vice President


NIGUEL ENERGY COMPANY

By:   /s/ Steven A. McArthur
   ----------------------------------
   Name:  Steven A. McArthur
   Title: Executive Vice President


CE TURBO LLC

By: MAGMA POWER COMPANY
    as its manager

By:   /s/ Steven A. McArthur
   ----------------------------------
   Name:  Steven A. McArthur
   Title: Executive Vice President


SALTON SEA ROYALTY LLC

By:   /s/ Steven A. McArthur
   ----------------------------------
   Name:  Steven A. McArthur
   Title: Executive Vice President